PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 29	April 30	April 29	April 30
	2007	2006	2007	2006
Net sales	$109,626	$119,471	$215,607	$231,419
Costs and expenses:
Cost of sales	83,433	77,663	159,749	153,428
Selling, general and administrative	14,442	15,726	30,883	30,914
Research and development	4,324	7,993	9,044	16,243
Consolidation, restructuring, and related charges	-	(11,426)	-	(11,426)
Gain on sale of facility	-	-	2,254	-
Operating income	7,427	6,663	18,185	19,408
Other income (expense), net	430	3,792	145	5,564
Income before income taxes and minority interest	7,857	10,455	18,330	24,972
Income tax benefit (provision)	6,400	(3,814)	5,088	(7,632)
Income before minority interest	14,257	6,641	23,418	17,340
Minority interest	(191)	(1,376)	(1,495)	(2,382)
Net income	$14,066	$5,265	$21,923	$14,958

Earnings per share:
Basic	$0.34	$0.13	$0.53	$0.36
Diluted	$0.30	$0.12	$0.47	$0.34
Weighted average number of common shares
outstanding:
Basic	41,513	41,334	41,494	41,325
Diluted	51,399	50,987	51,380	50,966